SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 FORM 8-K/A
                          CURRENT REPORT Pursuant
                         to Section 13 OR 15(d) of
                    The Securities Exchange Act of 1934



     Date of report (Date of earliest event reported):  March 5, 2004
                            (December 22, 2003)


                        Trinity Learning Corporation
          (Exact Name of Registrant as Specified in Its Charter)

                                    Utah
               (State of Other Jurisdiction of Incorporation)


          0-8924                                        73-0981865
(Commission File Number)                  (IRS Employer Identification No.)


     1831 Second Street
     Berkeley, California                                           94710
(Address of Principal Executive Offices)                         (Zip Code)

                               (510) 540-9300
            (Registrant's Telephone Number, Including Area Code)









Item 7.   Financial Statements and Exhibits

Included with this amendment to the Report on Form 8-K for Trinity Learning Corporation, originally filed with the Securities and Exchange Commission on January 6, 2004, is the pro forma financial information giving effect to the divestiture of this entity for the six months ended December 31, 2003 and the nine month transition period ended June 30, 2003.























































                                    -2-










                        Trinity Learning Corporation

                Pro Forma Consolidated Financial Statements

                     Six Months Ended December 31, 2003
                                    and
              Nine Month Transition Period Ended June 30, 2003













































                                    -3-

                        Trinity Learning Corporation
                    Pro Forma Consolidated Balance Sheet

                                                    December        June
                                                   31, 2003      30, 2003
                                                 ------------  ------------
     Assets
     ------
Current Assets
--------------
  Cash                                           $  2,249,467  $    570,103
  Accounts Receivable                               3,750,685             -
  Interest Receivable                                       -            41
  Prepaid Expense & Other Current Assets              834,945        81,115
                                                 ------------  ------------
     Total Current Assets                           6,835,097       651,259
                                                 ------------  ------------
Property & Equipment (Note 4)
-----------------------------
  Furniture & Equipment                             1,104,500             -
  Accumulated Depreciation                          (109,162)             -
                                                 ------------  ------------
  Net Property & Equipment                            995,338             -
                                                 ------------  ------------
Intangible Asset (Note 5)
-------------------------
  Technology-Based Asset                            6,192,050             -
  Accumulated Amortization                          (243,936)             -
                                                 ------------  ------------
     Net Intangible Asset                           5,948,114             -
                                                 ------------  ------------
Other Assets
------------
  Notes Receivable (Note 6)                                 -        25,000
  Other Assets                                        817,479        94,003
                                                 ------------  ------------
     Total Other Assets                               817,479       119,003
                                                 ------------  ------------
     Total Assets                                $ 14,596,028  $    770,262
                                                 ============  ============











                                 Continued
                                    -4-


                        Trinity Learning Corporation
                    Pro Forma Consolidated Balance Sheet

                                                    December        June
                                                   31, 2003      30, 2003
                                                 ------------  ------------

     Liabilities, Minority Interest and Stockholders' Equity
     -------------------------------------------------------
Liabilities
-----------
  Accounts Payable                                 $2,304,384      $374,217
  Accrued Expenses                                  1,152,314       130,270
  Interest Payable                                    102,327             -
  Deferred Revenue                                    214,036             -
  Notes Payable (Notes 9 & 10)                         15,715             -
  Notes Payable   Related Party (Notes 9 & 10)              -       925,000
                                                 ------------  ------------
     Total Current Liabilities                      3,788,776     1,429,487
  Notes Payable   Related Party (Notes 9 & 10)      2,642,496             -
  Notes Payable   Long Term Portion                   243,074             -
                                                 ------------  ------------
  Total Liabilities                                 6,674,346     1,429,487
                                                 ------------  ------------
Minority Interest                                   2,739,458             -
-----------------                                ------------  ------------

Stockholders' Equity
--------------------
  Preferred Stock, 10,000,000 Shares at No
   Par Value; No Shares Issued and Outstanding              -             -
  Common Stock, 100,000,000 Shares Authorized
   at No Par Value, 11,956,641 shares and
   23,270,401 shares Issued and Outstanding,
   Respectively (Notes 9 & 10)                     15,457,694     9,618,447
  Conditionally Redeemable Stock, 4,500,000
   and 0 Shares, Respectively                       2,250,000             -
  Accumulated Deficit                            (12,404,268)  (10,242,672)
  Subscription Receivable                            (35,000)      (35,000)
  Other Comprehensive Income                         (88,202)             -
                                                 ------------  ------------
   Total Stockholders' Equity                       5,182,224     (659,225)
                                                 ------------  ------------
   Total Liabilities and Stockholders' Equity    $ 14,596,028  $    770,262
                                                 ============  ============













 The accompanying notes are an integral part of these financial statements.
                                    -5-

                        Trinity Learning Corporation
                    Consolidated Statement of Operations

                                                                Transition
                                                       Six         Period
                                                     Months       October
                                                      Ended       1, 2002
                                                    December      to June
                                                   31, 2003      30, 2003
                                                 ------------  ------------
Revenue
  Sales Revenue                                  $  2,994,482  $          -
  Cost of Goods Sold                              (1,049,378)             -
                                                 ------------  ------------
     Gross Profit                                   1,945,104             -

Expenses
--------
  Salaries & Benefits                               1,947,252       439,572
  Professional Fees                                   517,324       310,380
  Selling, General & Administrative                 1,269,782       364,261
  Depreciation & Amortization                         340,744             -
                                                 ------------  ------------
  Total Expense                                     4,075,102     1,114,213
                                                 ------------  ------------
  Income (Loss) from Operations                   (2,129,998)   (1,114,213)
                                                 ------------  ------------
Other Income (Expense)
----------------------
  Interest Income (Expense)                             4,704      (11,529)
  Foreign Currency Gain / (Loss)                        (724)             -
                                                 ------------  ------------
  Total Other Income (Expense)                          3,980      (11,529)
                                                 ------------  ------------
  Income (Loss) Before Minority Interest & Taxes  (2,126,018)   (1,125,743)
                                                 ------------  ------------
Minority Interest                                    (35,578)             -
-----------------                                ------------  ------------
  Income (Loss) Before Taxes                      (2,161,396)   (1,125,743)
                                                 ------------  ------------
  Taxes                                                     -             -
                                                 ------------  ------------
  Net Income (Loss)                              $(2,161,396)  $(1,125,743)
                                                 ============  ============
  Net (Loss) Per Common Share                    $     (0.11)  $     (0.21)
                                                 ============  ============
  Weighted Average Shares Outstanding              20,008,287     5,364,218
                                                 ============  ============









                                 Continued
                                    -6-

                        Trinity Learning Corporation
                    Consolidated Statement of Operations

A summary of the components of other comprehensive income for the six month period ended December 31, 2003 is as follows:

                                                      Six Months Ended
                                                     December 31, 2003
                                                     Before         After
                                                  Tax Amount     Tax Amount
                                                 ------------  ------------
  Net Income (Loss)                              $(2,161,396)  $(2,161,396)
  Foreign currency translation                       (88,202)      (88,202)
                                                 ------------  ------------
     Total Other Comprehensive Income            $(2,249,598)  $(2,249,598)
                                                 ============  ============
A summary of the components of other comprehensive income for the transition period from October 1, 2002 to June 30, 2003 is as follows:

                                                      Transition Period
                                                       October 1, 2002
                                                      to June 30, 2003
                                                 --------------------------
                                                     Before         After
                                                  Tax Amount     Tax Amount
                                                 ------------  ------------
  Net Income (Loss)                              $(1,125,743)  $(1,125,743)
  Foreign currency translation                              -             -
                                                 ------------  ------------
     Total Other Comprehensive Income            $(1,125,743)  $(1,125,743)
                                                 ============  ============

























 The accompanying notes are an integral part of these financial statements
                                    -7-

               Trinity Learning Corporation and Subsidiaries
          Notes to the Pro Forma (Unaudited) Financial Statements
                             December 31, 2003

NOTE 1 - Overview

Trinity Learning Corporation ("Trinity," "the Company" or "we") was incorporated on April 14, 1975 in Oklahoma under the name U.S. Mineral & Royalty Corp. as an oil and gas exploration, development and operating company. In 1989, the Company changed its name to Habersham Energy Company. Historically, the Company was engaged in the business of acquiring and producing oil and gas properties, but did not have any business activity from 1995 to 2002. Pursuant to its reorganization in 2002, the Company changed its domicile to Utah, amended its capital structure and changed its name to Trinity Companies Inc., then, in March 2003, to Trinity Learning Corporation. Until adoption of its recent operating strategy in 2002, the Company had not had any business activity since 1995. On August 6, 2003, our board of directors approved a change in our fiscal year-end from September 30 to June 30 to align with those of the companies we had already acquired or were at that time in the process of acquiring.

Pursuant to a series of related transactions that closed on October 1, 2002, ("the Acquisition Date") the Company issued 3,000,000 restricted shares of its common stock, issued $1,000,000 in convertible promissory notes and assumed $222,151 in indebtedness to acquire Competency Based Learning, Inc. (CBL-California), a California corporation and two related Australian companies, Competency Based Learning, Pty. Ltd. ACN 084 763 780 ("CBL-Australia") and ACN 082 126 501 Pty. Ltd. (collectively referred to as "CBL"). The transactions were effected through CBL Global Corp. ("CBL Global"), a wholly-owned subsidiary.

On September 12, 2003, we filed a Complaint in the United States District Court for the District of Utah, Central Division, against CBL Global (f/k/a CBL Acquisition Corporation), and Robert Stephen Scammell, the sole shareholder of CBL-California, (Case No. 2:03CV00798DAK) alleged, among other things, that Scammell and CBL-California provided us with misstated financial statements prior to our merger in October 2002 with CBL-California and CBL Global. On September 18, 2003, we filed a First Amended Complaint and Jury Demand, which added as defendants CBL Global and Brian Kennedy, the sole shareholder of CBL-Australia. The First Amended Complaint alleged causes of action for violations of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated there under, for violations of Section 20(a) of the Securities Exchange Act of 1934, for declaratory relief and breach of contract, for common law fraud, and for negligent misrepresentation.

On December 22, 2003, we sold our interests in CBL Global and its Australian subsidiaries (collectively "CBL") to the former owners of CBL. In conjunction with the management buyout, we entered into a Settlement Agreement with respect to our litigation with CBL. Pursuant to the terms of the agreement, we conveyed all of our interest in CBL back to the former owners in exchange for surrender and cancellation of 3,000,000 shares of Company stock issued to them in connection with acquisition of CBL and the cancellation of $1,000,000 in convertible notes payable to them. Also, as a result of the divestiture, $222,151 owed by CBL Global to Messrs. Kennedy and Scammell is no longer an obligation of the Company.

NOTE 2 - Significant Accounting Policies

A.   Method of Accounting.  The Company uses the accrual method of accounting.
B. Revenue and Expense Recognition. Revenues and directly related expenses are recognized in the financial statements in the period when the goods are shipped to the customer.
C. Cash and Cash Equivalents. The Company considers all short-term, highly liquid investments that are readily convertible within three months to known amounts, as cash equivalents.
D. Depreciation and Amortization. The cost of property and equipment is depreciated over the estimated useful lives of the related assets.
     The cost of leasehold improvements is amortized over the lesser of the length of the lease of the related assets or the estimated lives of the assets. Depreciation and amortization is computed on the straight-line method.
E. Use of Estimates. The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
F. Consolidation Policies. The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. Intercompany transactions and balances have been eliminated in consolidation.
G. Foreign Currency Translation/Remeasurement Policy. Assets and liabilities that occur in foreign currencies are recorded at historical cost and translated at exchange rates in effect at the end of the reporting period. Statement of Operations accounts are translated at the average exchange rates for the year. Translation gains and losses are recorded as Other Comprehensive Income in the Equity section of the Balance Sheet.
H.   Purchase Accounting.   The cost of fixed assets purchased in the
     acquisition of CBL was determined based on their historical value less accumulated depreciation. All other assets were valued at their current value and a technology-based intangible asset was recorded.

NOTE 3   Acquisitions and Divestitures

On October 1, 2002, we issued 3,000,000 restricted shares of its common stock, issued $1,000,000 in convertible promissory notes and assumed $222,151 in indebtedness to acquire Competency Based Learning, Inc. (CBL-California), a California corporation and two related Australian companies, Competency Based Learning, Pty. Ltd. ACN 084 763 780 ("CBL-Australia") and ACN 082 126 501 Pty. Ltd. (collectively referred to as "CBL"). The transactions were effected through CBL Global Corp. ("CBL Global"), a wholly-owned subsidiary.

On September 1, 2003, we completed the acquisition of all of the issued and outstanding shares of TouchVision, a California corporation that is in the business of providing technology-enabled information and learning systems to healthcare providers, financial services companies and other industry segments. In consideration for the TouchVision shares, we issued an aggregate of 1,250,000 restricted shares of our common stock, of which 312,500 shares are subject to the terms of an escrow agreement as collateral for the indemnification obligations of the former TouchVision shareholders. We also agreed to loan to TouchVision the sum of $20,000 per month for the twelve-month period following closing, to be used for working capital. We had previously loaned TouchVision the sum of $50,000 in June and July, 2003 by way of bridge financing pending completion of the
acquisition.   In connection with the acquisition, TouchVision entered into substantially similar employment agreements with each of Messrs. Gregory L. Roche and Larry J. Mahar, the former principals of TouchVision, which have a term of two years and provide for annual salaries of $120,000. In conjunction with the acquisition of TouchVision, we issued 735,000 stock options pursuant to the 2002 Stock Plan at $0.50 per share. On October 1, 2003, we advanced $150,000 to pay off a loan payable to a bank, which was guaranteed by the Small Business Administration.

On September 1, 2003, we completed the acquisition of all of the issued and outstanding shares of RMT, an Australian company that is in the business of providing workplace training programs for various segments of the food production industry, including viticulture and horticulture. In consideration for the shares of RMT we issued 700,000 restricted shares of our common stock, of which 350,000 shares are subject to the terms of an escrow agreement as collateral for the indemnification obligations of the former RMT shareholders. We also loaned US$49,000 to RMT for the purpose of repaying outstanding loans advanced to RMT by its former shareholders.

On September 1, 2003, we completed the acquisition of 51% of the issued and outstanding shares of Ayrshire that owns 95% of Riverbend Group Holdings (Proprietary) Limited ("Riverbend"), a South African company that provides learning services to corporations and individuals in South Africa. We also
acquired the option to purchase the remaining 49% of Ayrshire.   In
consideration for the Ayrshire shares, we issued a convertible non-interest-bearing promissory note in the amount of $20,000, which amount is convertible from time to time but no later than December 30, 2006 into a maximum of 2,000,000 shares of our common stock, which has been recorded as conditionally redeemable common stock in stockholders' equity at $0.50 per share. Of these shares, up to 400,000 may be withheld in satisfaction for any breach of warranties by the former shareholders of Ayrshire. The Ayrshire shares are subject to escrow and pledge agreements will be reconveyed to the former shareholders in the event of a default by us of certain terms and conditions of the acquisition agreements, including, among other things, a voluntary or involuntary bankruptcy proceeding involving us or the failure by us to list our shares of common stock on a major stock exchange by December 30, 2006.

As further consideration for the Ayrshire shares, we agreed to make a non-interest-bearing loan of $1,000,000 to Ayrshire, $300,000 of which was advanced at closing of the acquisition and $700,000 was advanced on November 3, 2003. We may exercise an option to acquire the remaining 49% of Ayrshire in consideration for the issuance of 1,500,000 shares of our common stock, subject to certain adjustments.

On December 1, 2003, we completed the acquisition of all the issued and outstanding shares of Danlas, a British Virgin Islands Company that owns 51% of IRCA (Proprietary) Limited ("IRCA"), a South African company specializing in corporate learning, certification and risk mitigation in the area of safety, health environment and quality assurance ("SHEQ"). IRCA operates in South Africa, England and the United States through various operating subsidiaries. Danlas also holds options to acquire the remaining 49% of IRCA. In consideration for the Danlas shares, the Company
(i) issued three convertible promissory notes in the aggregate principal amount of $40,000 and convertible under certain conditions into a maximum of 4,500,000 shares of the Company's common stock, (ii) agreed to advance $500,000 in cash to establish an international sales force, (iii) provided $500,000 for certain bank guarantees and, (iv) provided certain future profit thresholds are met, agreed to issue up to an additional 1,000,000 shares of the Company's common stock. The first promissory note for $20,000 convertible to 2,500,000 shares has been classified as conditionally redeemable common stock at $0.50 per share. The remaining $20,000 in promissory notes has been classified as intercompany note payable and eliminated in the consolidation of the Company and its subsidiaries at December 31, 2003.

Purchased Intangible Assets

Of the total purchase price paid for the TouchVision acquisition, approximately $1,292,970 has been allocated to purchase intangible assets, which include software, and is being amortized on a straight line basis over a useful life of five years.

Of the total purchase price paid for the RMT acquisition, approximately $390,630 has been allocated to purchase intangible assets, which include software, and is being amortized on a straight line basis over a useful life of five years.

Of the total purchase price paid for the Riverbend acquisition, approximately $1,000,000 has been allocated to purchase intangible assets, which include software, and is being amortized on a straight line basis over a useful life of five years.

Of the total purchase price paid for the Danlas acquisition, approximately $1,250,000 has been allocated to purchased intangible assets, which include software, and is being amortized on a straight line basis over a useful life of five years.

Divestitures

On December 22, 2003, we sold our interests in CBL Global Corporation ("CBL Global") and its Australian subsidiaries (collectively "CBL") to Messrs. Scammell and Kennedy, the former owners of CBL. In conjunction with the management buyout, we entered into a Settlement Agreement with respect to our litigation with CBL. Pursuant to the terms of the agreement, we conveyed all of our interest in CBL back to the former owners in exchange for surrender and cancellation of 3,000,000 shares of Company stock issued to them in connection with acquisition of CBL and the cancellation of $1,000,000 in convertible notes payable to them. Also as a result of the divestiture, $222,151 owed by CBL Global to Messrs. Kennedy and Scammell is no longer an obligation of the Company.

NOTE 4 - Fixed Assets

The Company capitalizes furniture and equipment purchases in excess of $5,000 or at lower amounts based on local jurisdiction. Capitalized amounts are depreciated over the useful life of the assets using the straight-line method of depreciation. Scheduled below are the assets, cost, and accumulated depreciation at December 31, 2003 and June 30, 2003, respectively and depreciation expense for the six months ended December 31, 2003 and for the nine month transition period ended June 30, 2003, respectively.

                                              Depreciation         Accumulated
                        Asset Cost              Expense            Depreciation
                  12/31/2003  06/30/2003 12/31/2003 06/30/2003 12/31/2003  06/30/2003
                  ----------  ---------- ---------- ---------- ----------  ----------
Furniture
 & Equipment      $1,104,500  $        0 $   74,085 $        0 $  109,162  $        0

NOTE 5   Technology-Based Intangible Assets

The Company capitalized technology-based intangible assets in its acquisitions of CBL, TouchVision, RMT, Danlas and Ayrshire ("acquisitions"). The amounts capitalized were equal to the difference between the consideration paid for acquisitions including any liabilities assumed and the value of the other assets acquired. Other assets were valued at the current value at the date of the acquisitions including the net value of fixed assets, historical price less accumulated depreciation, of $1,002,10002,743. The technology-based intangible assets are being amortized over a five-year period using the straight-line method. The values assigned to the technology-based intangible assets are considered appropriate - until the Company receives independent valuations - based on average annual revenues earned from licensing of these assets over the two year period ended September 30, 2003 and December 31, 2003, respectively, and the expectation that future revenues for the five year period subsequent to the acquisition will equal or exceed this amount. Scheduled below is the asset cost and accumulated amortization at December 31, 2003 and June 30, 2003, respectively, and amortization expense for the six months ended December 31, 2003 and for the nine month transition period ended June 30, 2003, respectively:

                                             Depreciation           Accumulated
                        Asset Cost              Expense            Depreciation
                  12/31/2003  06/30/2003 12/31/2003 06/30/2003 12/31/2003  06/30/2003
                  ----------  ---------- ---------- ---------- ----------  ----------
Intangible Asset  $6,192,050  $        0 $  266,659 $        0 $  243,936  $        0


NOTE 6   Commitments and Contingencies

Total rental expense included in operations for operating leases for the six months ended December 31, 2003 and the nine month transition period ended June 30, 2003 amounted to $148,156 and $2,383, respectively. Certain lease rentals are subject to renewal options and escalation based upon property taxes and operating expenses. These operating lease agreements expire at varying dates through 2008.

Total Minimum Lease Commitments as of December 31, 2003:

                                Calendar Year              Amount
                                -------------       -------------
                                         2004       $     639,640
                                         2005             526,520
                                         2006             364,189
                                         2007             257,893
                                   Thereafter             662,412
                                                    -------------
                                        Total       $   2,450,654
                                                    =============

NOTE 7   Legal Proceedings

On September 12, 2003, we filed a Complaint in the United States District Court for the District of Utah, Central Division, against CBL Global (f/k/a CBL Acquisition Corporation), and Robert Stephen Scammell, the sole shareholder of CBL-California, (Case No. 2:03CV00798DAK) alleged, among other things, that Scammell and CBL-California provided us with misstated financial statements prior to our merger in October 2002 with CBL-California and CBL Global. On September 18, 2003, we filed a First Amended Complaint and Jury Demand, which added as defendants CBL Global and Brian Kennedy, the sole shareholder of CBL-Australia. The First Amended Complaint alleged causes of action for violations of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated there under, for violations of Section 20(a) of the Securities Exchange Act of 1934, for declaratory relief and breach of contract, for common law fraud, and for negligent misrepresentation.

The First Amended Complaint alleged, among other things, that the defendants were advised by CBL-California's accountant on September 18, 2002 that CBL-California's financial statements were misstated, and alleged that new restated financial statements were issued on September 19, 2002. The First Amended Complaint alleged, however, that the restated financial statements were not provided to us prior to the October 1, 2002 closing of the merger.

In December, 2003, we sold our interests in CBL Global and its Australian subsidiaries (collectively "CBL") to the former owners of CBL. In conjunction with the management buyout, we entered into a Settlement Agreement with respect to our litigation with CBL. Pursuant to the terms of the agreement, we conveyed all of our interest in CBL back to the former owners in exchange for surrender and cancellation of 3,000,000 shares of Company stock issued to them in connection with acquisition of CBL and the cancellation of $1,000,000 in convertible notes payable to them. Also, as a result of the divestiture, $222,151 owed by CBL Global to Messrs. Kennedy and Scammell is no longer an obligation of the Company.

NOTE 8   Notes Receivable

On June 5, 2003, we agreed to lend TouchVision $50,000 in two equal installment of $25,000 each. Interest accrued on the unpaid principal amount of the note at a rate equal to six percent per year. Interest accrued under the note is paid annually, with the first payment due June 5, 2004. All unpaid principal and interest are due June 29, 2005. At June 30, 2003, $25,000 had been advanced to TouchVision and accrued interest totaled $41. Subsequent to the TouchVision acquisition on September 1, 2003, this note receivable along with accrued interest thereon was reclassified to intercompany notes receivable and intercompany notes payable. Accordingly, these balances are eliminated in consolidation of the Company and its subsidiaries at December 31, 2003.

NOTE 9   Related Party Transactions

From time to time, Ms. McPherson and Ms. Hayman, officers of RMT, have advanced funds to RMT. The current balance of $15,379 is due December 31, 2004 and accrues interest at a rate of 6% per annum.

From time to time, certain shareholders of IRCA have advanced funds to IRCA. Of the current balance of $2,301,573, $750,000 is non-interest bearing and due June 30, 2004; $20,000 is non-interest bearing and has no fixed terms of repayment and the remaining amount due of $1,531,573 has no fixed terms of repayment and bears interest at a Republic of South Africa Bank prime rate.

On December 17, 2003, we entered into an agreement with Titan Aviation Ltd ("Titan"), a Guernsey company, for the purpose of having Titan act as our representative in our acquisition of IRCA. Mr. Martin Steynberg, a member of our board of directors, is the managing director of Titan. Mr. Steynberg is a shareholder in IRCA Investments (Proprietary) Limited which owns 49% of IRCA. Under the terms of the agreement, we will pay Titan four million rand or approximately $612,668 on March 1, 2004.

From time to time certain shareholders of Riverbend have advanced funds to Riverbend. The current balance of $325,544 is non-interest bearing and there are no fixed terms for repayment.

On July 15, 2002, Trinity entered in a two-year Advisory Agreement with Granite Creek Partners, LLC ("GCP") (formerly Kings Peak Advisors, LLC) with automatic renewal for a 12-month period. Under the terms of the Advisory Agreement, GCP agreed to provide the Company with general corporate, financial, business development and investment advisory services on a non-exclusive basis. GCP is a private company whose principals are Douglas Cole and Edward Mooney, who are officers and directors of Trinity, and Mr. Swindells. The Advisory Agreement was suspended in August 2003.

The Advisory Agreement provided that GCP would be compensated for its various advisory services as follows: (i) for general corporate advisory services, an initial retainer of $25,000 and a fee of $20,000 per month throughout the term of the agreement, payable, at GCP's option, in shares of common stock at a price per share equal to $0.025; (ii) for financial advisory services, a fee based on 10% of the gross proceeds of any equity financings and/or 1.5% of any gross proceeds of debt financings that are completed by underwriters or placement agents introduced by GCP, as well as any fees which may be due to GCP for its assistance in identifying prospective investors pursuant to terms and conditions of offering memoranda issued by the Company; (iii) for merger and acquisition services involving a transaction resulting from a contact provided by GCP, a sliding fee based on a percentage of the value of the transaction, subject to an additional $100,000 bonus in the event the transaction is valued at $3,000,000 or more; (iv) in respect of general business development advisory services, a fee to be negotiated with GCP based upon certain agreed-upon fee parameters between the parties; and (v) in respect of debt, credit or leasing facilities, a fee to be negotiated on a case-by-case basis.

Trinity acknowledged that it was indebted to GCP for prior services rendered since April 1, 2002 in the amount of $30,000, up to 50% of which amount is payable, at GCP's option, in shares of common stock at a price per share of $0.025. The total number of shares of common stock issuable to GCP under the Advisory Agreement may not exceed 4,400,000 shares. Through December 31, 2003, GCP had earned a total of $315,000 under the Advisory Agreement, $110,000 of which was converted into 4,400,000 shares of common stock in March 2003. Of the balance of $205,000, $187,087 has been paid to GCP, leaving a balance owing at December 31, 2003 of $17,913.

On July 31, 2002, we entered into a Advisory Agreement with European American Securities, Inc. ("EAS") pursuant to which EAS agreed to provide financial advisory and investment banking services to the Company in exploration of the following strategic alternatives: (a) a private placement of the Company's convertible promissory notes, (b) a private placement of the Company's common or preferred stock, and (c) one or more possible purchase transactions by the Company. In exchange for such services, we agreed to pay EAS a retainer fee of $5,000 per month and a commission ranging from 5% to 7% based on the type of transaction consummated. Such fees to be paid in cash or our common stock, at EAS' option. Through December 31, 2003, EAS had earned a total of $734,773 under the Advisory Agreement. Of the balance of $734,773, $429,773 has been paid to EAS, leaving a balance owing at December 31, 2003 of $305,000, of which, $125,000 or 250,000 shares was paid to EAS in the Company's common stock in January 2004.

On August 8, 2002, Trinity formalized a Debt Conversion Agreement with Global Marketing Associates, Inc. ("GMA"), holder of a convertible promissory note (the "GMA Note") in the principal amount of $166,963, pursuant to which the principal amount of the note, along with accrued interest thereon, was made convertible, under certain conditions, into 3,200,000 shares of common stock. The GMA Note was originally issued in November 2000 to the Company's former attorneys and was subsequently acquired by Pacific Management Services, Inc., who assigned the note to GMA; both entities are unrelated to Trinity. GMA subsequently assigned the right to acquire 2,600,000 of the 3,200,000 shares of common stock into which the note is convertible, to several persons, comprising Messrs. Cole, Mooney, Swindells and EAS. Pursuant to the assignment, Messrs. Cole and Mooney each acquired the right to acquire 600,000 shares of the common stock into which the GMA Note is convertible and Mr. Swindells acquired the right to acquire 1,000,000 shares. Fifty percent of the shares issuable upon the conversion of the GMA Note are subject to a two-year lock-up provision that restricts transfer of such shares without prior written consent of Trinity's board of directors. As of December 31, 2003, 3,200,000 shares of our common stock had been issued pursuant to the terms of the GMA Note.

From time to time, since inception of our current operating strategy, Mr. Swindells has provided short-term working capital loans on a non-interest bearing basis. During our previous fiscal year, we were advanced $145,000 by Mr. Swindells, and during the transition period from October 1, 2002 to June 30, 2003, we were advanced an additional $780,000 by Mr. Swindells. The principal may be converted into such other debt or equity securities financings that we may issue in private offerings while the loan is outstanding. In September 2003, we repaid $500,000 on the $925,000 note
balance then outstanding.   In November 2003, the remaining balance of
$425,000 was converted in to 850,000 shares of common stock and issued to Mr. Swindells.

NOTE 10 - Notes Payable

On December 31, 2003, notes payable to accredited investors and related parties totaled $2,901,285 as compared with $925,000 at June 30, 2003. The notes bear interest between the rates of 0% and 12% per annum, some of which are secured by our common stock. Certain notes are convertible into the Company's common stock.

The Company has the following notes payable obligations:

                                                              December       June
                                                              31, 2003     30, 2003
                                                             -----------  -----------
Note payable to related parties; see Note 8 for due date,
plus interest payable at 7% per annum.                       $    15,379  $         -

Unsecured note payable to a related party, IRCA investments,
non-interest bearing, see Note 9 for due dates.                  750,000            -

Unsecured note payable to a related party, IRCA investments, non-interest bearing and no fixed terms of repayment,
see Note 9.                                                       20,000            -

Unsecured notes payable to a related party, IRCA Investments, has no fixed terms of repayment and bears interest at a rate
of prime.  See Note 9.                                         1,531,573            -

Unsecured notes payable, due to Riverbend shareholders, has
no fixed terms of repayment and is non-interest bearing.
See Note 9.                                                      325,544            -

Borrowings under revolving line of credit issued by a bank,
plus interest payable at prime plus 2.625%.                       99,950            -

Borrowings under revolving line of credit issued by a bank,
plus interest payable at prime plus 6.75%.                        34,076            -

Borrowings under revolving line of credit issued by a third
party creditorbank, plus interest payable at prime plus 1.99%.    15,003            -

Notes payable to third party individuals, due September 1,
2006, plus interest payable at 10% per annum.                     94,045            -

Unsecured convertible notes payable due on December 1, 2003,
see Note 9.                                                            -      925,000

Note payable to bank due October 29, 2004, plus interest
payable annually at 9.5%, secured by vehicle.                     15,715            -
                                                             -----------  -----------
   Total Notes Payable                                         2,901,285      925,000
   Less: Current Maturities                                       15,715    (925,000)
                                                             -----------  -----------
   Long Term Notes Payable                                   $ 2,885,570  $         -
                                                             ===========  ===========

NOTE 10 - Stockholders' Equity

On October 1, 2002, the Company issued a total of 3,000,000 shares of common stock in conjunction with its acquisition of CBL-Australia and CBL-California at $0.025 per share. Accordingly, $75,000 has been charged to common stock to reflect the total cost of the shares.

On October 1, 2002, the Company authorized a Stock Purchase Agreement in order to retain qualified directors and officers. The Stock Purchase Agreement allows various directors to purchase an aggregate of 1,200,000 shares of the Company's common stock at a price of $0.025 per share. The purchase price shall be payable by each Purchaser in the form of the cancellation of the Company's obligation to pay the various Purchasers a total of $30,000 as compensation for services already performed by Purchaser for the Company.

On October 2, 2002, the Company issued 1,070,000 shares of common stock in settlement of outstanding amounts due for services rendered to the Company. These shares were issued at $0.025 per share totaling $26,750.

On December 2, 2002, at a special meeting of our shareholders, the 2002 Stock Plan was approved. The Plan allowed for a maximum aggregate number of shares that may be optioned and sold under the plan of (a) 3,000,000 shares, plus (b) an annual 500,000 increase to be added on the last day of each fiscal year beginning in 2003 unless a lesser amount is determined by the board of directors. The plan became effective with its adoption and remains in effect for ten years unless terminated earlier. On December 30, 2003, the board of directors amended the 2002 Stock Plan to allow for a maximum aggregate number of shares that may be optioned and sold under the plan of (a) 6,000,000 shares, plus (b) an annual 1,000,000 increase to be added on the last day of each fiscal year beginning in 2004 unless a lesser amount is determined by the board of directors. Options granted under the plan vest 25% on the day of the grant and the remaining 75% vests monthly over the next 36 months. As of December 31, and June 30, 2003, 4,047,000 and 2,447,000 options, respectively, have been granted at prices ranging from $0.05 per share to $0.50 per share of which 1,453,390 and 963,625 were vested as of December 31 and June 30, 2003, respectively.

Between January and April 2003, we received subscriptions to our December 2002 Private Placement Memorandum totaling $250,000 from outside investors to purchase 250,000 units at a price of $1.00 per unit. Each unit entitles the holder to two shares of our common stock and two three year warrants, each to purchase an additional share of common stock for $1.00 per share. If all warrants are fully exercised by the holder of such warrants, a bonus warrant will be issued entitling the holder to purchase one additional share of common stock for $2.00.

Between June and October 2003, we received subscriptions to our May 2003 Private Placement Memorandum ("May 2003 PPM") totaling $5,073,300 from outside investors to purchase 5,073,300 units at a price of $1.00 per unit. Each unit entitles the holder to two shares of our common stock and two three year warrants, each to purchase an additional share of common stock for $1.00 per share. If all warrants are fully exercised by the holder of such warrants, a bonus warrant will be issued entitling the holder to purchase one additional share of common stock for $2.00. In connection with the May 2003 Private Placement, we issued to various financial advisors, 567,160 additional shares of our common stock and five-year warrants to purchase 200,050 shares of our common stock.

On July 31, 2002, we entered into an Advisory Agreement with EAS pursuant to which EAS agreed to provide financial advisory and investment banking services to the Company. Through December 31, 2003, EAS had earned a total of $734,773 under the Advisory Agreement. Of the balance of $734,773, $429,773 has been paid to EAS, leaving a balance owing at December 31, 2003 of $305,000 of which, $125,000 or 250,000 shares was paid to EAS in the Company's common stock in January 2004.

From time to time, since inception of our current operating strategy, Mr. Swindells has provided short-term working capital loans on a non-interest bearing basis. Under the terms of our agreement, the principal may be converted into such other debt or equity securities financings that we may issue in private offerings while the loan is outstanding. In September 2003, we repaid $500,000 on the $925,000 note balance then outstanding. In November 2003, the remaining balance of $425,000 was converted into 850,000 shares of common stock and issued to Mr. Swindells.

On September 1, 2003, the Company issued 1,250,000 and 650,000 shares of its common stock in conjunction with the acquisitions of TouchVision, Inc. and River Murray Training, respectively. See Note 3 for further information.

On December 22, 2003, we sold our interests in CBL Global Corporation and its Australian subsidiaries (collectively "CBL") to Messrs. Scammell and Kennedy, the former owners of CBL. Pursuant to the terms of the sale, we cancelled 3,000,000 shares of Company stock issued to them in connection with the acquisition. See Note 3 for further information.

Finally, 100,000 shares of the Company's common stock were issued to Mr. Posner for finders' fees and for the Riverbend transaction.

NOTE 11   Stock Option Plan

On December 2, 2002, at a special meeting of our shareholders, the 2002 Stock Plan was approved. The Plan allowed for a maximum aggregate number of shares that may be optioned and sold under the plan of (a) 3,000,000 shares, plus (b) an annual 500,000 increase to be added on the last day of each fiscal year beginning in 2003 unless a lesser amount is determined by the board of directors. The plan became effective with its adoption and remains in effect for ten years unless terminated earlier. On December 30, 2003, the board of directors amended the 2002 Stock Plan to allow for a maximum aggregate number of shares that may be optioned and sold under the plan of (a) 6,000,000 shares, plus (b) an annual 1,000,000 increase to be added on the last day of each fiscal year beginning in 2004 unless a lesser amount is determined by the board of directors. Options granted under the plan vest 25% on the day of the grant and the remaining 75% vests monthly over the next 36 months.

The following schedule summarizes the activity during the six months ended December 31, 2003.

                                                         2002 STOCK PLAN

                                                                   Weighted
                                                                    Average
                                                     Number of     Exercise
                                                        Shares        Price
                                                   -----------  -----------
Outstanding at June 30, 2003                         2,447,000        $0.23
Options Granted                                      1,660,000         0.50
Options Exercised                                            -            -
Options Canceled                                       565,000         0.24
  Options Outstanding at December 31, 2003           3,542,000        $0.36
  Options Exercisable at December 31, 2003           1,448,938        $0.30


In accordance with Statement of Financial Accounting Standards Number 123, "Accounting for Stock-Based Compensation," option expense of $41,835 and $100,569 was recognized for the three months and six months ended December 31, 2003, respectively:

                                                          December 31, 2003
  Five-Year Risk Free Interest Rate                               3.27%
  Dividend Yield                                                    Nil
  Volatility                                                        Nil
  Average Expected Term (Years to Exercise)                          5


Stock options outstanding and exercisable under 2002 Stock Plan as of December 31, 2003 are as follows:

                                                Average
                                 Weighted     Remaining                      Weighted
     Range of     Number of       Average   Contractual          Number       Average
     Exercise       Options      Exercise          Life      of Options      Exercise
        Price   Outstanding         Price       (Years)          Vested         Price
 ------------  ------------  ------------  ------------    ------------  ------------
        $0.05       600,000         $0.05           3.8         334,110         $0.05
        $0.25     1,049,000         $0.25           3.9         540,164         $0.25
        $0.50     1,893,000         $0.50           4.7         574,664         $0.50


NOTE 12 - Going Concern

Our financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. Currently, we do not have significant cash or other material assets, nor do we have an established source of revenues sufficient to cover our operating costs and to allow us to continue as a going concern. We do not currently possess a financial institution source of financing and we cannot be certain that our existing sources of cash will be adequate to meet our liquidity requirements. However, we have undertaken the following to meet our liquidity requirements:

     (a) Seek additional funding through senior convertible bridge notes to raise sufficient funds to continue operations and fund its ongoing development, merger and acquisition activities. In January 2004, we commenced a $3,000,000 offering of senior convertible bridge notes to accredited investors, the proceeds of which will be used for (i) corporate administration, (ii) the expansion of subsidiary operations, and (iii) expenses and funds advanced for acquisitions in 2003. In conjunction with the offering, we have engaged various financial advisory firms and other finders to identify prospective investors.

     (b) Generate sufficient cash flow to sustain and grow subsidiary operations and, if possible, create excess cash flow for corporate administrative expenses through our operating subsidiaries; and
     (c) Identify prospective acquisition targets with sufficient cash flow to fund subsidiary operations, as well as potentially generating operating cash flow that may sustain corporate administrative expenses.

Trinity's future capital requirements will depend on its ability to successfully implement these initiatives and other factors, including our ability to maintain our existing customer base and to expand our customer base into new geographic markets, and overall financial market conditions in the United States and other countries where we will seek prospective investors.

NOTE 13   Subsequent Events

On March 1, 2004, we acquired Virtual Learning Partners SA ("VILPAS"), a learning services company headquartered in Oslo, Norway. Among its various business development initiatives, VILPAS is majority owner of FunkWeb, also headquartered in Oslo. FunkWeb is a leading provider of workplace training and retraining for disabled persons. In conjunction with national and local employment programs, FunkWeb has a successful track record in providing disabled persons with skills, certifications and job placement services primarily related to information technologies, web-based systems, and computing. The minority partner in FunkWeb is the Norwegian Federation of Functionally Disabled People, a non-government organization (NGO) representing many of the country's associations and programs for the disabled.

Through March 2004, we had received subscriptions to our January 2004 offering of Senior Convertible Bridge Notes (the "Notes") totaling $955,000. The Notes will mature in twelve months plus accrued interest at a rate of 7% per annum. The Notes will be convertible at 80% of the "Next Equity Financing" offering price. The Next Equity Financing shall mean a common stock equity financing in which proceeds equal or exceed $5,000,000, which shall include any principal or interest accrued under the Notes. The Company expects to complete the Next Equity Financing in early 2004. In addition, for each $1.00 invested, the investor shall receive a 5 year warrant to purchase a share of the Company's common stock at $1.00 per share.

On February 23, 2004, Trinity Learning we announced that we had entered into an Agreement and Plan of Merger (the "Merger Agreement") with ProsoftTraining, a Nevada corporation ("Prosoft"), and MTX Acquisition Corp., a Utah corporation and a wholly-owned subsidiary of Prosoft (the "Merger Sub"), pursuant to which the Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation wholly-owned by Prosoft (the "Merger"). Upon completion of the Merger, holders of Company common stock will be entitled to receive one (1) share (the "Exchange Ratio") of Prosoft common stock for each share of Company common stock held by them. Prosoft will assume all outstanding options to purchase shares of Company common stock, which will become exercisable to purchase the number of shares of Prosoft common stock at the exercise price as adjusted by the Exchange Ratio. The Merger is intended to be a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. The consummation of the Merger is subject to the approval of the stockholders of each of the Company and Prosoft, effectiveness of the Form S-4 Registration Statement to be filed by Prosoft, regulatory approvals, satisfactory agreements with certain creditors and other customary closing conditions.

NOTE 14 - New Technical Pronouncements
In December 2002, Statement of Financial Accounting Standards Number 148
("SFAS 148"), "Accounting for Stock-Based Compensation   Transition and
Disclosure   an amendment of FASB Statement No. 123" was issued for fiscal years beginning after December 15, 2003. It is anticipated that SFAS 148 will have no effect upon the Company's financial statements.

In April 2003, Statement of Financial Accounting Standards Number 149 ("SFAS 149"), "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" was issued for fiscal quarters that began prior to June 15, 2003. Adoption of SFAS 149 will have no effect upon the Company's financial statements.

In May 2003, Statement of Financial Accounting Standards Number 150 ("SFAS 150"), "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" was issued for the first interim period beginning after June 15, 2003. The Company anticipates that SFAS 150 may impact the accounting for certain future acquisitions and the anticipated distribution of stock for services.

                        Trinity Learning Corporation
                  Unaudited Pro Forma Financial Statements

                       Six Months Ended June 30, 2003
                                    and
            Nine Month Transition Period Ended December 31, 2003













































                                    -23-
                        Trinity Learning Corporation
              Unaudited Pro Forma Consolidating Balance Sheet
                               June 30, 2003

                                                      Adjustments           Trinity
                                             --------------------------     without
                                  Trinity        Debits       Credits         CBL
                               ------------  ------------  ------------  ------------
     Assets
     ------
Current Assets
  Cash                         $     86,511  b)   538,086 a)     54,594 $     570,103
  Accounts Receivable                42,719               a)     42,719             -
  Interest Receivable                    41                                        41
  Prepaid Expenses &
   Other Current Assets              97,944               a)     16,829        81,115
                               ------------                               -----------
     Total Current Assets           227,215                                   651,259
                               ------------                               -----------
Property & Equipment
  Furniture & Equipment              53,385               a)     53,385             -
  Accumulated Depreciation          (7,824)  a)     7,824                           -
                               ------------                               -----------
     Net Property & Equipment        45,561                                         -
                               ------------                               -----------
Intangible Assets
  Technology-Based Assets         1,118,312               a)  1,118,312             -
  Accumulated Amortization        (167,747)  a)   167,747                           -
                               ------------                               -----------
     Net Intangible Assets          950,566
                               ------------
Other Assets
  Notes Receivable                   25,000                                    25,000
  Other Assets                       94,003                                    94,003
                               ------------                               -----------
     Total Other Assets             119,003                                   119,003
                               ------------                               -----------
     Total Assets              $  1,342,344                               $   770,262
                               ============                               ===========




















                                 Continued
                                    -24-

                        Trinity Learning Corporation
              Unaudited Pro Forma Consolidating Balance Sheet
                               June 30, 2003

                                                     Adjustments           Trinity
                                             --------------------------     without
                                  Trinity        Debits       Credits         CBL
                               ------------  ------------  ------------  ------------

     Liabilities, Minority Interest and Equity
     -----------------------------------------
Current Liabilities
  Accounts Payable             $    391,872  a)    17,656                 $   374,217
  Accrued Expense                   270,270  a)   140,000                     130,270
  Interest Payable                   63,987  a)    63,987                           -
  Deferred Revenue                        -             -                           -
  Notes Payable                           -             -                           -
  Notes Payable -
   Related Party                  2,147,151  a) 1,222,151                     925,000
                               ------------                               -----------
     Total Current Liabilities    2,873,280                                 1,429,487
                               ------------                               -----------
Long Term Liabilities
  Notes Payable -
   Related Party                          -                                         -
                               ------------                               -----------
     Total Long Term
     Liabilities                  2,873,280                                 1,429,486
                               ------------                               -----------
Minority Interest                         -                                         -
                               ------------                               -----------

Stockholders' Equity
  Preferred Stock                         -                                         -
  Common Stock                    9,693,447  b)    75,000                   9,618,447
  Conditionally Redeemable
   Stock                                  -                                         -
  Accumulated Earnings
   (Deficit)                   (11,188,913)               a)    946,241  (10,242,672)
  Subscription Receivable          (35,000)                                  (35,000)
  Other Comprehensive Income          (470)               a)        470             -
                               ------------                               -----------
     Total Stockholders'
     Equity                     (1,530,936)                                 (659,225)
                               ------------                               -----------
     Stockholders' Equity      $  1,342,344                               $   770,262
                               ============                               ===========












                                 Continued
                                    -25-

                        Trinity Learning Corporation
                    Pro Forma Consolidated Balance Sheet
                             December 31, 2003


                                                     Adjustments            Trinity
                                             --------------------------     without
                                  Trinity        Debits       Credits         CBL
                               ------------  ------------  ------------  ------------
     Assets
     ------
Current Assets
  Cash                         $  1,470,152  c)   779,315                $  2,249,467
  Accounts Receivable             3,750,685                                 3,750,685
  Interest Receivable                     -                                         -
  Prepaid Expense &
   Other Current Assets             834,945                                   834,945
                               ------------                              ------------
     Total Current Assets         6,055,782                                 6,835,097
                               ------------                              ------------
Property & Equipment
  Furniture & Equipment           1,104,500                                 1,104,500
  Accumulated Depreciation        (109,162)                                 (109,162)
                               ------------                              ------------
     Net Property & Equipment       995,338                                   995,338
                               ------------                              ------------
Intangible Assets
  Technology-Based Assets         6,192,050                                 6,192,050
  Accumulated Amortization        (243,936)                                 (243,936)
                               ------------                              ------------
     Net Intangible Assets        5,948,114                                 5,948,114
                               ------------                              ------------
Other Assets
  Notes Receivable                        -                                         -
  Other Assets                      817,479                                   817,479
                               ------------                              ------------
     Total Other Assets             817,479                                   817,479
                               ------------                              ------------
     Total Assets              $ 13,816,713                              $ 14,596,028
                               ============                              ============

















                                 Continued
                                    -26-

                        Trinity Learning Corporation
                    Pro Forma Consolidated Balance Sheet
                             December 31, 2003


                                                      Adjustments           Trinity
                                             --------------------------     without
                                  Trinity        Debits       Credits         CBL
                               ------------  ------------  ------------  ------------

     Liabilities, Minority Interest and Equity
     -----------------------------------------

Current Liabilities
  Accounts Payable             $  2,304,384                              $  2,304,384
  Accrued Expense                 1,152,314                                 1,152,314
  Interest Payable                  102,327                                   102,327
  Deferred Revenue                  214,036                                   214,036
  Notes Payable                      15,715                                    15,715
                               ------------                              ------------
     Total Current Liabilities    3,788,776                                 3,788,776
                               ------------                              ------------
Long Term Liabilities
  Notes Payable                     243,074                                   243,074
  Notes Payable -
   Related Party                  2,642,496                                 2,642,496
                               ------------                              ------------
     Total Long Term
     Liabilities                  2,885,570                                 2,885,570
                               ------------                              ------------
     Total Liabilities            6,674,346                                 6,674,346
                               ------------                              ------------

Minority Interest                 2,739,458                                 2,739,458
                               ------------                              ------------

Stockholders' Equity
  Preferred Stock                         -                                         -
  Common Stock                   15,972,583  e)   514,583                  15,457,694
  Conditionally Redeemable
   Stock                          2,250,000                                 2,250,000
  Accumulated Earning
   (Deficit)                   (13,718,545)               c)  1,314,277  (12,404,268)
  Subscription Receivable          (35,000)                                  (35,000)
  Other Comprehensive
   Income                          (66,129)  c)    20,073                    (86,202)
                               ------------                              ------------
     Total Stockholders' Equity   4,402,909                                 5,182,224
                               ------------                              ------------
     Total Liabilities,
     Minority Interest &
     Stockholders' Equity      $ 13,816,713                              $ 14,596,028
                               ============                              ============





                                 Continued
                                    -27-

                        Trinity Learning Corporation
           Unaudited Pro Forma Consolidated Financial Statements
                    June 30, 2003 and December 31, 2003

a) To eliminate CBL assets and liabilities at June 30, 2003:

                                                              Debits        Credits
                                                           ------------  ------------
Balance Sheet
-------------
Accumulated Depreciation                                    $     7,824
Accumulated Amortization - Technology Based Assets              167,747
Accounts Payable                                                 17,656
Accrued Expense                                                 140,000
Interest Payable                                                 63,987
Notes Payable - Related Party                                 1,222,151
Intercompany Payable/Receivable                                 613,086
  Cash                                                                    $    54,494
  Accounts Receivable                                                          42,719
  Other Current Assets                                                         16,829
  Furniture & Equipment                                                        53,385
  Technology Based Assets                                                   1,118,312
  Accumulated Deficit                                                         946,241
  Other Comprehensive Income                                                      470

b) To eliminate intercompany receivable from CBL at June 30, 2003.  Receivable results from the issuance of stock to the former owners of CBL and funds advanced to CBL for day-to-day operations.

                                                              Debits        Credits
                                                           ------------  ------------
Cash                                                       $    538,086
Common Stock                                                     75,000
  Intercompany Payable/Receivable                                        $    613,086


c) To eliminate the impact of the divestiture entry at December 31, 2003 on common stock and to eliminate the results of CBL operations included in the accumulated deficit for the six month period ended December 31, 2003.

                                                              Debits        Credits
                                                           ------------  ------------
Cash                                                       $    779,315
Common Stock                                                    514,889
Other Comprehensive Income                                       20,073
  Accumulated Deficit                                                    $  1,314,277










                                 Continued

                                    -28-

                        Trinity Learning Corporation
         Unaudited Pro Forma Consolidating Statement of Operations
              Nine Month Transition Period Ended June 30, 2003


                                                                            Trinity
                                                                            without
                                               Trinity       Less: CBL        CBL
                                             ------------  ------------  ------------
Revenue
-------
  Sales Revenue                              $    253,751  $    253,751  $          -
  Cost of Sales                                  (85,961)      (85,961)             -
                                             ------------  ------------  ------------
   Gross Profit                                   167,790       167,790             -
                                             ------------  ------------  ------------
Expenses
--------
  Salaries & Benefits                           1,043,123       603,551       439,572
  Professional Fees                               437,836       127,456       310,380
  Selling, General & Administrative               501,384       137,123       364,261
  Depreciation & Amortization                     175,497       175,497             -
                                             ------------  ------------  ------------
   Total Expenses                               2,157,840     1,043,627     1,114,213
                                             ------------  ------------  ------------
   Income (Loss) from Operations              (1,990,050)     (875,837)   (1,114,213)
                                             ------------  ------------  ------------

Other Income (Expense)
----------------------
  Interest Income (Expense)                      (77,352)      (65,823)      (11,529)
  Foreign Currency Gain/(Loss)                    (4,582)       (4,582)             -
                                             ------------  ------------  ------------
   Total Other Income (Expense)                  (81,934)      (70,405)      (11,529)
                                             ------------  ------------  ------------
   Net Income (Loss) Before Minority
   Interest & Taxes                          $(2,071,985)  $  (946,242)  $(1,125,743)
                                             ============  ============  ============




















                                 Continued
                                    -29-

                        Trinity Learning Corporation
         Unaudited Pro Forma Consolidating Statement of Operations
                  Six Month Period Ended December 31, 2003

                                                                            Trinity
                                                                            without
                                               Trinity       Less: CBL        CBL
                                             ------------  ------------  ------------
Revenue
-------
  Sales Revenue                              $  3,162,344  $    167,862  $  2,994,482
  Cost of Sales                               (1,049,378)             -   (1,049,378)
                                             ------------  ------------  ------------
   Gross Profit                                 2,112,966       167,862     1,945,104
                                             ------------  ------------  ------------

Expenses
  Salaries & Benefits                           2,218,447       271,195     1,947,252
  Professional Fees                               560,686        43,362       517,324
  Selling, General & Administrative             1,331,963        62,181     1,269,782
  Depreciation & Amortization                     456,120       115,376       340,744
                                             ------------  ------------  ------------
   Total Expenses                               4,567,216       492,114     4,075,102
                                             ------------  ------------  ------------
   Income (Loss) from Operations              (2,454,250)     (324,252)   (2,129,998)
                                             ------------  ------------  ------------
Other Income (Expense)
----------------------
  Interest Income (Expense)                      (34,822)      (39,526)         4,704
  Foreign Currency Gain (Loss)                    (4,982)       (4,258)         (724)
                                             ------------  ------------  ------------
   Total Other Income (Expense)                  (39,804)      (43,784)         3,980
                                             ------------  ------------  ------------
   Income (Loss) Before Minority Interest
   & Taxes                                    (2,494,054)     (368,036)   (2,126,018)
Minority Interest                                (35,578)             -      (35,378)
-----------------                            ------------  ------------  ------------
   Income (Loss) Before Taxes                 (2,529,632)             -   (2,161,396)
  Income Taxes                                          -             -             -
                                             ------------  ------------  ------------
   Net Income (Loss)                         $(2,529,632)  $  (368,036)  $(2,161,396)
                                             ============  ============  ============


              See accompanying notes to financial statements.
                                    -30-



                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   TRINITY LEARNING CORPORATION

Date: March 5, 2004                By: /S/ Douglas D. Cole
      ------------------------         ----------------------------------
                                           Douglas D. Cole
                                           Chief Executive Officer












































                                    -31-